Exhibit 24.2

VIRGIN GALACTIC HOLDINGS, INC.

Power of Attorney

I hereby constitute and appoint Michael Colglazier and Douglas Ahrens, and each of them singly (with full power to each of them to act alone), as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for me and in my name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to Virgin Galactic Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-256607) and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 17, 2021.

By: /s/ Tina W. Jonas
Name: Tina W. Jonas